  Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 19, 2025 with respect to the financial statements of BNB Plus Corp. (formerly Applied DNA Sciences, Inc.) for the year ended September 30, 2025 included in the Annual Report on Form 10-K.

/s/ CBIZ CPAs P.C.

Melville, NY

January 29, 2026